Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                         Contact:                      David M. Findlay
                                                                                                                                    President and
                                                                                                                                    Chief Financial Officer
                                                                                                                                    (574) 267-9197
                                                                                                                                    david.findlay@lakecitybank.com

Lake City Bank Concludes 140th Year with Record Performance

Strong Loan Growth Highlights 4th Quarter Results

Warsaw, Indiana (January 25, 2013) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record net income of $35.4 million for 2012.  This performance represents a 15%, or $4.7 million, increase in net income versus $30.7 million for 2011.  Diluted net income per share increased 14% to $2.15 for 2012, versus $1.88 in 2011, and also represents a Company record.

The Company further reported net income of $8.6 million for the fourth quarter of 2012, which represented a 4% increase over $8.3 million in the fourth quarter of 2011.  Diluted net income per share for the quarter increased 4% to $0.52 versus $0.50 for the comparable period of 2011.  Net income for the linked third quarter of 2012 was $9.3 million.

Michael L. Kubacki, Chairman and Chief Executive Officer, commented, “In the last quarter century, we’ve produced record net income for our shareholders in 24 of those 25 years and 2012 represents our third consecutive year of record performance.  We believe that these consistent results are a reflection of our relentless focus on taking care of our customers every day in every office.”

Kubacki continued, “2012 represented Lake City Bank’s 140th year of continuous service under the same name in our Indiana communities.  Since our 1872 opening as the fourth bank in the small town of Warsaw, we’ve grown to become the fourth largest bank headquartered in Indiana.  As we have grown, we’ve successfully maintained our commitment to the Hoosier communities we serve.  We’re proud that we have preserved the principles and ideals of a community bank while at the same time delivering strong shareholder value.”

The Company previously announced that its normal quarterly dividend of $0.17 for the fourth quarter would be paid in December of 2012 instead of the first quarter of 2013.  This dividend was paid early due to the uncertainty, which existed at that time, regarding the future taxation of dividends.  The quarterly dividends paid for each quarter of 2012 represents a 10% increase over those paid in 2011.  The Company expects to return to its normal schedule for paying quarterly dividends during 2013.

Total loans outstanding increased by $54 million during the quarter, growing from $2.20 billion at September 30, 2012 to $2.26 billion at December 31, 2012.  This represents a linked quarter increase of 2.5%.  Average total loans for the fourth quarter of 2012 were $2.21 billion versus $2.20 billion for the fourth quarter of 2011, an increase of 1%.  Total loans outstanding grew $24 million, or 1%, from $2.23 billion as of December 31, 2011 to $2.26 billion as of December 31, 2012.

David M. Findlay, President and Chief Financial Officer, stated, “We were pleased with the level of loan growth in the quarter.  Despite organic loan demand continuing to be lower when compared to our historical levels, we have seen some improvement and believe that this kind of growth is reflective of our strong market position.  While our pipeline indicates that there are encouraging signs of improving loan demand in the near future, the overall competitive environment will continue to temper market share gains.”

The Company’s net interest margin was 3.10% in the fourth quarter of 2012 versus 3.38% for the fourth quarter of 2011 and 3.30% in the linked third quarter of 2012.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields as interest rates continue to be at historic lows.  The reduced yields in the investment portfolio were driven by prepayments in the Company’s agency mortgage-backed securities portfolio.  The prepayments generally have a negative impact on investment portfolio yields, including the Company having to reinvest in lower yielding securities and the acceleration of premium amortization.  For the year ended December 31, 2012, the Company’s net interest margin was 3.28% versus 3.54% for the comparable period in 2011.

Findlay observed, “As with most financial institutions, the unprecedented and prolonged low interest rate environment has continued to negatively impact our net interest margin performance.  While we have some ability to further lower deposit costs, which we will pursue in 2013, the continued pressure on loan and investment yields will make it challenging for us to improve our net interest margin for the foreseeable future.”

The Company’s tangible common equity to tangible assets ratio was 9.63% at December 31, 2012 compared to 9.36% at December 31, 2011 and 9.90% at September 30, 2012.  Average total deposits for the quarter ended December 31, 2012 were $2.55 billion versus $2.49 billion for the third quarter of 2012 and $2.42 billion for the fourth quarter of 2011.

The Company’s provision for loan losses in the fourth quarter of 2012 was $1.3 million versus $2.9 million in the same period of 2011.  In the third quarter of 2012, the provision was $0.  For the year ended December 31, 2012, the Company’s provision for loan losses was $2.5 million versus $13.8 million for the comparable period in 2011.  The provision decrease on a year-over-year basis was generally driven by the stabilization and improvement in key loan quality metrics,  appropriate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of December 31, 2012 was $51.4 million compared to $53.4 million as of December 31, 2011 and $51.9 million as of September 30, 2012.  The allowance for loan losses represented 2.28% of total loans as of December 31, 2012 versus 2.39% at December 31, 2011 and 2.36% as of September 30, 2012.  Further, the allowance for loan losses represented 167% of nonperforming loans as of December 31, 2012 versus 135% at December 31, 2011 and 156% as of September 30, 2012.

Net charge-offs totaled $1.7 million in the fourth quarter of 2012 versus net charge-offs of $1.6 million during the fourth quarter of 2011 and net recoveries of $96,000 during the linked third quarter of 2012.  The largest charge-off attributable to a single commercial credit during the quarter was $947,000.  For the year ended December 31, 2012, net charge-offs were $4.5 million versus $5.4 million for the comparable period in 2011.  Nonperforming assets decreased 24% to $31.6 million as of December 31, 2012 versus $41.6 million as of December 31, 2011.  On a linked quarter basis, nonperforming assets were 7% lower than the $34.0 million reported as of September 30, 2012.  The decrease in nonperforming assets during the quarter primarily resulted from charge-offs as well as payments received on nonperforming loans.  The ratio of nonperforming assets to total assets at December 31, 2012 was 1.03% versus 1.44% at December 31, 2011 and 1.15% at September 30, 2012.  Total watch list loans were $181.9 million at December 31, 2012 versus $166.7 million at December 31, 2011 and $150.7 million at September 30, 2012.  The quarter over quarter increase in the watch list primarily resulted from the addition of four related loan relationships totaling $35.7 million.

Findlay added, “We’re cautiously optimistic with the consistent improvements we have seen in our loan quality measures during 2012.  Generally, our borrowers’ balance sheet strength and financial performance have stabilized or improved.  Yet, there continues to be uncertainty regarding the sustainability of this recovery, and we continue to monitor the impact on our borrowers closely.”

For the year ended December 31, 2012, the Company's noninterest income increased 13% from $22.2 million in 2011 to $25.2 million.  For the fourth quarter of 2012, noninterest income increased 32% to $7.3 million versus $5.5 million for the fourth quarter of 2011.  On a linked quarter basis, noninterest income increased by $1.1 million from $6.2 million in the third quarter of 2012.  On a year-over-year basis, quarterly noninterest income was positively impacted by a $506,000 increase in loan, insurance and service fees and a $566,000 increase in mortgage banking income.  In addition, noninterest income was positively impacted by an increase of $204,000 in wealth advisory fees and increases of $159,000 in investment brokerage fees.

Kubacki concluded, “We experienced good growth in fee based businesses in 2012 as a result of our continuing focus on cross selling both retail and commercial services.  These efforts have resulted in broader relationships with our clients and an increase in every line item category of fee based services in 2012.  This will be key as we continue to develop and expand our technology driven solutions for our clients.”

For the year ended December 31, 2012, noninterest expense increased 5% from $55.1 million in 2011 to $57.7 million.  The Company's noninterest expense increased 8% to $14.5 million in the fourth quarter of 2012, versus $13.5 million in the comparable quarter of 2011.  On a linked quarter basis, noninterest expense increased by $209,000 versus $14.3 million in the third quarter of 2012.  On a year-over-year basis, quarterly salaries and employee benefits increased $527,000, driven by staff additions and normal merit increases.  In addition, salaries and employee benefits were impacted by higher pension expense related to participants taking lump-sum distributions.  Data processing fees increased by $499,000 driven by a larger customer base as well as greater utilization of services from the Company’s core processor.  In addition, equipment costs increased $114,000 in the three month period ended December 31, 2012 versus the same period of 2011 driven by higher depreciation expense.  The Company's efficiency ratio for the fourth quarter of 2012 was 52%, compared to a ratio of 48% for the comparable quarter of 2011 and 50% for the linked third quarter of 2012.

Lakeland Financial Corporation is a $3.1 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
FOURTH QUARTER 2012 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2012	2012	2011	2012	2011
END OF PERIOD BALANCES
Assets	$ 3,064,144	$ 2,952,208	$ 2,889,688	$ 3,064,144	$ 2,889,688
Deposits	2,581,756	2,476,097	2,412,696	2,581,756	2,412,696
Loans	2,257,520	2,203,388	2,233,709	2,257,520	2,233,709
Allowance for Loan Losses	51,445	51,912	53,400	51,445	53,400
Total Equity	297,828	294,990	273,289	297,828	273,289
Tangible Common Equity	294,821	291,946	270,078	294,821	270,078
AVERAGE BALANCES
Total Assets	$ 3,035,160	$ 2,960,363	$ 2,896,422	$ 2,976,239	$ 2,792,715
Earning Assets	2,731,083	2,718,318	2,718,707	2,720,783	2,642,158
Investments	482,912	475,899	464,975	477,010	447,620
Loans	2,212,867	2,215,456	2,196,356	2,216,131	2,148,046
Total Deposits	2,546,704	2,492,042	2,424,444	2,505,195	2,325,963
Interest Bearing Deposits	2,175,268	2,127,463	2,089,130	2,151,094	2,015,439
Interest Bearing Liabilities	2,347,434	2,286,151	2,274,381	2,316,375	2,206,658
Total Equity	297,982	291,513	270,740	287,866	260,335
INCOME STATEMENT DATA
Net Interest Income	$ 20,866	$ 22,160	$ 22,780	$ 87,671	$ 92,080
Net Interest Income-Fully Tax Equivalent	21,272	22,561	23,166	89,290	93,611
Provision for Loan Losses	1,250	0	2,900	2,549	13,800
Noninterest Income	7,305	6,229	5,538	25,196	22,205
Noninterest Expense	14,511	14,302	13,485	57,742	55,105
Net Income	8,602	9,347	8,261	35,394	30,662
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.53	$ 0.57	$ 0.51	$ 2.17	$ 1.89
Diluted Net Income Per Common Share	0.52	0.57	0.50	2.15	1.88
Cash Dividends Declared Per Common Share	0.34	0.17	0.155	0.835	0.62
Book Value Per Common Share (equity per share issued)	18.18	18.04	16.85	18.18	16.85
Market Value – High	27.89	28.82	26.48	28.82	26.48
Market Value – Low	23.47	25.09	19.67	23.47	19.40
Basic Weighted Average Common Shares Outstanding	16,356,551	16,340,425	16,214,006	16,323,870	16,204,952
Diluted Weighted Average Common Shares Outstanding	16,502,313	16,490,390	16,361,607	16,482,937	16,324,644
KEY RATIOS
Return on Average Assets	1.13%	1.26%	1.13%	1.19%	1.10%
Return on Average Total Equity	11.48	12.76	12.11	12.30	11.78
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	51.51	50.38	47.62	51.16	48.22
Average Equity to Average Assets	9.82	9.85	9.35	9.67	9.32
Net Interest Margin	3.10	3.30	3.38	3.28	3.54
Net Charge Offs to Average Loans	0.31	(0.02)	0.28	0.20	0.25
Loan Loss Reserve to Loans	2.28	2.36	2.39	2.28	2.39
Loan Loss Reserve to Nonperforming Loans	166.60	155.73	135.27	166.60	135.27
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	96.68	83.31	86.61	96.68	86.61
Nonperforming Loans to Loans	1.37	1.51	1.77	1.37	1.77
Nonperforming Assets to Assets	1.03	1.15	1.44	1.03	1.44
Tier 1 Leverage	10.46	10.59	10.13	10.46	10.13
Tier 1 Risk-Based Capital	13.01	13.32	12.31	13.01	12.31
Total Capital	14.27	14.59	13.57	14.27	13.57
Tangible Capital	9.63	9.90	9.36	9.63	9.36
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 4,253	$ 4,028	$ 4,230	$ 4,253	$ 4,230
Loans Past Due 90 Days or More	50	109	52	50	52
Non-accrual Loans	30,829	33,226	39,425	30,829	39,425
Nonperforming Loans (includes nonperforming TDR's)	30,879	33,335	39,477	30,879	39,477
Other Real Estate Owned	667	681	2,075	667	2,075
Other Nonperforming Assets	23	5	33	23	33
Total Nonperforming Assets	31,569	34,021	41,584	31,569	41,584
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	28,506	28,979	34,272	28,506	34,272
Performing Troubled Debt Restructurings	22,332	26,106	22,177	22,332	22,177
Total Troubled Debt Restructurings	50,838	55,085	56,449	50,838	56,449
Impaired Loans	58,935	61,294	63,518	58,935	63,518
Total Watch List Loans	181,878	150,709	166,701	181,878	166,701
Gross Charge Offs	1,855	482	1,781	5,922	6,829
Recoveries	138	578	208	1,418	1,422
Net Charge Offs/(Recoveries)	1,717	(96)	1,573	4,504	5,407

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of December 31, 2012 and 2011
(in thousands, except share data)

	December 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$ 156,666	$ 56,909
Short-term investments	75,571	47,675
Total cash and cash equivalents	232,237	104,584

Securities available for sale (carried at fair value)	467,021	467,391
Real estate mortgage loans held for sale	9,452	2,953

Loans, net of allowance for loan losses of $51,445 and $53,400	2,206,075	2,180,309

Land, premises and equipment, net	34,840	34,736
Bank owned life insurance	61,112	39,959
Accrued income receivable	8,491	9,612
Goodwill	4,970	4,970
Other intangible assets	47	99
Other assets	39,899	45,075
Total assets	$ 3,064,144	$ 2,889,688

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 407,926	$ 356,682
Interest bearing deposits	2,173,830	2,056,014
Total deposits	2,581,756	2,412,696

Short-term borrowings
Federal funds purchased	0	10,000
Securities sold under agreements to repurchase	121,883	131,990
Total short-term borrowings	121,883	141,990

Accrued expenses payable	15,321	13,550
Other liabilities	1,390	2,195
Long-term borrowings	15,038	15,040
Subordinated debentures	30,928	30,928
Total liabilities	2,766,316	2,616,399

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,377,247 shares issued and 16,290,136 outstanding as of December 31, 2012
16,217,019 shares issued and 16,145,772 outstanding as of December 31, 2011	90,039	87,380
Retained earnings	203,654	181,903
Accumulated other comprehensive income	5,689	5,139
Treasury stock, at cost (2012 - 87,111 shares, 2011 - 71,247 shares)	(1,643)	(1,222)
Total stockholders' equity	297,739	273,200

Noncontrolling interest	89	89
Total equity	297,828	273,289
Total liabilities and equity	$ 3,064,144	$ 2,889,688

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Twelve Months Ended December 31, 2012 and 2011
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 24,960	$ 26,381	$ 102,749	$ 104,936
Tax exempt	108	114	441	471
Interest and dividends on securities
Taxable	886	2,940	8,311	13,575
Tax exempt	706	688	2,800	2,756
Interest on short-term investments	25	40	68	154
Total interest income	26,685	30,163	114,369	121,892

Interest on deposits	5,315	6,867	24,667	27,735
Interest on borrowings
Short-term	112	135	441	612
Long-term	392	381	1,590	1,465
Total interest expense	5,819	7,383	26,698	29,812

NET INTEREST INCOME	20,866	22,780	87,671	92,080

Provision for loan losses	1,250	2,900	2,549	13,800

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	19,616	19,880	85,122	78,280

NONINTEREST INCOME
Wealth advisory fees	1,053	849	3,823	3,462
Investment brokerage fees	626	467	3,061	2,560
Service charges on deposit accounts	2,078	2,012	8,015	7,950
Loan, insurance and service fees	1,760	1,254	5,822	4,849
Merchant card fee income	282	245	1,184	1,020
Other income	533	437	2,147	1,817
Mortgage banking income	972	406	2,546	1,000
Net securities gains (losses)	1	0	(376)	(167)
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	0	(132)	(1,026)	(286)
Loss recognized in other comprehensive income	0	0	0	0
Net impairment loss recognized in earnings	0	(132)	(1,026)	(286)
Total noninterest income	7,305	5,538	25,196	22,205

NONINTEREST EXPENSE
Salaries and employee benefits	8,532	8,005	34,539	32,807
Net occupancy expense	777	733	3,296	3,106
Equipment costs	718	604	2,572	2,204
Data processing fees and supplies	1,334	835	4,378	3,655
Other expense	3,150	3,308	12,957	13,333
Total noninterest expense	14,511	13,485	57,742	55,105

INCOME BEFORE INCOME TAX EXPENSE	12,410	11,933	52,576	45,380

Income tax expense	3,808	3,672	17,182	14,718

NET INCOME	$ 8,602	$ 8,261	$ 35,394	$ 30,662

BASIC WEIGHTED AVERAGE COMMON SHARES	16,356,551	16,214,006	16,323,870	16,204,952
BASIC EARNINGS PER COMMON SHARE	$ 0.53	$ 0.51	$ 2.17	$ 1.89
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,502,313	16,361,607	16,482,937	16,324,644
DILUTED EARNINGS PER COMMON SHARE	$ 0.52	$ 0.50	$ 2.15	$ 1.88

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FOURTH QUARTER 2012
(unaudited in thousands)

	December 31,		September 30,		December 31,
	2012		2012		2011
Commercial and industrial loans:
Working capital lines of credit loans	$ 439,638	19.5%	$ 445,981	20.2%	$ 373,768	16.7%
Non-working capital loans	407,184	18.0	382,850	17.4	377,388	16.9
Total commercial and industrial loans	846,822	37.5	828,831	37.6	751,156	33.6

Commercial real estate and multi-family residential loans:
Construction and land development loans	82,494	3.7	87,949	4.0	82,284	3.7
Owner occupied loans	358,617	15.9	363,673	16.5	346,669	15.5
Nonowner occupied loans	314,889	13.9	308,146	14.0	385,090	17.2
Multifamily loans	45,011	2.0	25,482	1.2	38,477	1.7
Total commercial real estate and multi-family residential loans	801,011	35.5	785,250	35.6	852,520	38.2

Agri-business and agricultural loans:
Loans secured by farmland	109,147	4.8	119,524	5.4	118,224	5.3
Loans for agricultural production	115,572	5.1	94,563	4.3	119,705	5.4
Total agri-business and agricultural loans	224,719	10.0	214,087	9.7	237,929	10.7

Other commercial loans	56,807	2.5	44,982	2.0	58,278	2.6
Total commercial loans	1,929,359	85.5	1,873,150	85.0	1,899,883	85.0

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	109,823	4.9	106,147	4.8	106,999	4.8
Open end and junior lien loans	161,366	7.1	168,507	7.6	175,694	7.9
Residential construction and land development loans	11,541	0.5	11,303	0.5	5,462	0.2
Total consumer 1-4 family mortgage loans	282,730	12.5	285,957	13.0	288,155	12.9

Other consumer loans	45,755	2.0	44,691	2.0	45,999	2.1
Total consumer loans	328,485	14.5	330,648	15.0	334,154	15.0
Subtotal	2,257,844	100.0%	2,203,798	100.0%	2,234,037	100.0%
Less: Allowance for loan losses	(51,445)		(51,912)		(53,400)
Net deferred loan fees	(324)		(410)		(328)
Loans, net	$2,206,075		$2,151,476		$2,180,309